EXHIBIT 10.1

BIOFUEL ENERGY CORP.
1600 BROADWAY, SUITE 2200
DENVER, COLORADO 80202

CONFIDENTIAL AND PROPRIETARY

September 24, 2010

Greenlight APE, LLC
as Administrative Agent

Re:  BioFuel Change of Control Arrangements

Gentlemen:

We, the undersigned executive officers (“Executives”) of BioFuel Energy Corp. (“BioFuel Energy”), understand that Greenlight APE, LLC is acting as administrative agent for certain lenders under that certain Loan Agreement (the “Loan Agreement”), dated as of September 24, 2010 (collectively as identified therein, the “Lenders”), pursuant to which the Lenders are making a bridge loan (the “Bridge Loan”) to BioFuel Energy, whereby as soon as reasonably practicable following the closing of the Bridge Loan, BioFuel Energy will commence with a registered rights offering pursuant to the appropriate registration statement whereby it will offer Series A Convertible Preferred Stock (as defined in the Loan Agreement) to its existing stockholders on a pro rata basis and use the proceeds raised in connection with the rights offering to repay the Bridge Loan and certain other indebtedness of BioFuel Energy, LLC  (the “Rights Offering,” together with the Bridge Loan, the “Transaction”).

BioFuel Energy and BioFuel Energy, LLC (“BFE Energy,” and together with BioFuel Energy, “BioFuel”) anticipate that the Transaction would result in a “change of control” for purposes of awards (“Equity Awards”) held under the BioFuel Energy Corp. 2007 Equity Incentive Compensation Plan (the “Equity Plan”) and the vesting and payment provisions of the BioFuel Energy, LLC Change of Control Plan (the “Change of Control Plan,” and together with the Equity Plan, the “Plans”).

In consideration of the foregoing, and in order to induce the Lenders to make the Bridge Loan and undertake the Rights Offering, the Executives who are signatory hereto, severally and not jointly, agree as follows:

1.	Notwithstanding anything to the contrary contained in the Plans, the Transaction as described above shall not constitute a “Change of Control” as defined under the Plans; and

2.
Notwithstanding anything to the contrary contained in those certain Executive Employment Agreements dated August 31, 2010 by and between BFE Energy and each of Scott H. Pearce and Kelly G. Maguire, respectively (the “Agreements”), the Transaction as described above shall not constitute a “Change of Control” as defined under the Agreements; and

Letter Agreement re: BioFuel Change of Control Arrangements
Greenlight APE, LLC
as Administrative Agent
September 24, 2010

3.
Notwithstanding anything to the contrary contained in those certain Offers of Continued Employment dated August 31, 2010 by and between BFE Energy and each of Doug Anderson and Mark Zoeller, respectively (the “Offers”), the Transaction as described above shall not constitute a “Change of Control” as defined under the offers.

The foregoing shall apply with respect to the Plans solely to the extent such Plans provide benefits to the undersigned Executives, and not with respect to any payments, acceleration of awards or any other benefits under the Plans that might apply to any other employee of BioFuel.

This letter agreement shall become effective only as of the completion of the Transaction and, if the Transaction does not occur, this letter agreement shall be void and of no force and effect.  This letter agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes and nullifies all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect to the subject matter hereof. This letter agreement may be executed in separate counterparts, each of which shall be considered binding and enforceable, severally and not jointly, on the signatories hereto.

Acknowledged and agreed as of the date first written above.

By Executives:

/s/ Scott Pearce
Scott Pearce
President and CEO

/s/ Kelly Maguire
Kelly Maguire
Executive Vice President and CFO

/s/ Doug Anderson
Doug Anderson
Vice President of Operations

/s/ Mark Zoeller
Mark Zoeller
Vice President and General Counsel